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                                   PROMISSORY NOTE


$1,400,000                                                    March 19, 1996


    FOR VALUE RECEIVED, EVERETT R. DOBSON, a resident of 1905 Mission Hills, Edmond, Oklahoma 73038 ("Borrower"), promises to pay DOBSON COMMUNICATIONS CORPORATION, an Oklahoma corporation with its principal office at 13439 N. Broadway Extension, Oklahoma City, Oklahoma 73114 ("Lender"), the principal sum of One Million Four Hundred Thousand Dollars ($1,400,000), together with interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the same rate of interest charged to Lender and the other borrowers under that certain Amended and Restated Credit Agreement (the "Credit Agreement") by and among CoreStates Bank, N.A., as a Bank and as Administrative Agent, the other Banks named therein and the Borrowers named therein, dated March 19, 1996, compounded annually. Interest shall be calculated on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed.

    The entire principal balance of this Note shall be paid on the earlier of seven (7) years or the date of the sale of certain corporate assets of Associated Telecommunications & Technologies, Inc. All accrued and unpaid interest shall be paid in quarterly installments commencing on March 31, 1996 and continuing on the last days of each successive quarter thereafter, with a final payment of all accrued interest payable contemporaneously with the principal payment hereunder.

    Payments of both principal and interest as required hereunder shall be made on lawful money of the United States of America in immediately available funds at the address set forth above for Lender.

    Borrower may, from time to time at its election, prepay this Note, in whole or in part, without penalty or premium.

    In the event Borrower shall fail to make any payment of principal or interest hereunder within fifteen (15) days after the same is due, then the Lender may declare the entire unpaid principal balance hereunder, together with accrued but unpaid interest thereon, immediately due and payable.

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    Borrower hereby waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, and all other notices or demands otherwise required by law that Borrower may lawfully waive. No unilateral consent or waiver by Lender with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by Lender.

    Borrower hereby acknowledges and agrees that this Note is being pledged and assigned to the Administrative Agent for the obligations of the Lender and the other obligors to the Banks under the Credit Agreement pursuant to a Collateral Assignment of Note dated the date hereof.

    The rights and obligations of Borrower and all provisions hereof shall be governed by and construed in accordance with the laws of the State of Oklahoma, except to the extent that such laws are superseded by Federal enactments.

    All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason or acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of Oklahoma from time to time in effect. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender.

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    If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, Borrower will pay a reasonable attorney's fee to the holder hereof together with reasonable costs and expenses of collection.

    Borrower shall remain primarily liable on this Note until full payment, unaffected by any agreement or transaction between Lender and any subsequent borrowers as to the payment of principal, interest or other moneys, by any forbearance or extension of time, guaranty or assumption by others, or by any other matter, as to all of which notice is hereby waived by Borrower.

    IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

WITNESS:

LYNN SOSNOSKY                          EVERETT R. DOBSON
Lynn Sosnosky                          Everett R. Dobson